SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________

                                      FORM
                               8-K AMENDMENT NO. 1
                                _________________


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                       Date of Report:  November 12, 1998


                          CENTENARY INTERNATIONAL CORP.
                         (FORMERLY, R&R RESOURCES, INC.)
             (Exact name of registrant as specified in its charter)


          Nevada                   000-23851                    86-0874841
(State or other jurisdiction (Commission File Number)         (IRS  Employer
of  incorporation  or  organization)                        Identification  No.)

                           12000 Westheimer, Suite 215
                              Houston, Texas 77077
          (Address of principal executive offices, including zip code)

                    voice (281) 556-1870 / fax (281) 556-5072
              (Registrant's telephone number, including area code)
                                _________________



_______________________________________________________________________________

ITEM  7:  Financial  Statements


(a)     Financial  Statements  of  businesses  acquired

Centenary S.A. - Report and Interim Financial Statements (UNAUDITED) - September 30, 1998 and 1997 and year end (Audited) Financial Statements - May 31, 1998 and 1997


(b)     Proforma  Financial  Information


(c)     Exhibits

Financial  Data  Schedules  for  the fiscal years ended May 31, 1998 and May 31,
1997.
Financial Data Schedules for the four month interim periods ended September 30, 1998 and September 30, 1997.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K Amendment No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Centenary  International  Corp.


Date:  January  26,  1999               /s/     Eduardo  Sagarnaga
                                        --------------------------------------
                                                Eduardo  Sagarnaga
                                       its:     Director,  President
                                                and  Chief  Executive  Officer

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------





Board  of  Directors
CENTENARY  S.A.


We have audited the accompanying balance sheets of CENTENARY S.A. as of May 31, 1998 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Argentina which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CENTENARY S.A. as of May 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles in the United States of America.






Grant  Thornton
Buenos  Aires
July  31,  1998



                                                       CENTENARY S.A.
                                                       --------------


                                                       BALANCE SHEETS
                                                       --------------
                                                   (Stated in US Dollars)

                                                                                           May, 31            September, 30
                                                                               -------------------------------  -----------
                                                                                    1998             1997          1998
                                                                               ---------------  --------------  -----------
ASSETS                                                                                                          (Unaudited)
-----------------------------------------------------------------------------
CURRENT ASSETS
-----------------------------------------------------------------------------

Cash                                                                                    81,403       2,178,964   1,025,238
Accounts receivable, net of allowance for doubtful
accounts of 129,955 and 107,196 in 1998 and 1997
respectively                                                                        34,151,922      20,551,126  18,724,368
Other receivables (note 2)                                                           4,817,050       1,352,496   3,787,490
Inventories                                                                            101,200         372,997           -
Properties held for sale (note 3)                                                      118,688         920,852           -
Deferred tax asset (note 10)                                                            46,147         108,344     206,070
                                                                               ---------------  --------------  -----------
    Total current assets                                                            39,316,410      25,484,779  23,743,166
                                                                               ---------------  --------------  -----------

Property, plant and equipment (note 4)                                               6,135,358       3,641,849   6,331,964
Intangible assets (note 5)                                                           1,669,428       2,089,666   1,528,718
                                                                               ---------------  --------------  -----------
                                                                                     7,804,786       5,731,515   7,860,682
                                                                               ---------------  --------------  -----------
    Total assets                                                                    47,121,196      31,216,294  31,603,848
                                                                               ===============  ==============  ===========

LIABILITIES
-----------------------------------------------------------------------------

CURRENT LIABILITIES
-----------------------------------------------------------------------------

Accounts payable                                                                    19,381,490       7,549,175   7,724,578
Short term debt (note 6)                                                             5,612,338       5,785,842   1,465,219
Long term debt - current portion                                                       471,520               -     600,000
Accrued payroll and related expenses                                                    74,683          14,458      45,827
Taxes payable                                                                          521,468         441,801     438,882
Customers advances                                                                     292,948         684,813   1,007,041
Other liabilities                                                                      270,878         180,000     451,200
Related party payable (note 7)                                                               -       4,479,049           -
                                                                               ---------------  --------------  -----------
    Total current liabilities                                                       26,625,325      19,135,138  11,732,747
                                                                               ---------------  --------------  -----------

Accounts payable long term                                                           5,892,783         225,000   5,822,930
Advanced capital contribution (note 8)                                                       -       4,000,000           -
Long term debt (note 6)                                                              6,166,667       5,000,000   6,388,718
Taxes payable                                                                           47,009               -      33,149
                                                                               ---------------  --------------  -----------
    Total non-current liabilities                                                   12,106,459       9,225,000  12,244,797
                                                                               ---------------  --------------  -----------
    Total liabilities                                                               38,731,784      28,360,138  23,977,544
                                                                               ---------------  --------------  -----------

SHAREHOLDERS' EQUITY
-----------------------------------------------------------------------------

Common stock, $10 par value, 800,000 shares authorized;
800,000 and 250,000 issued and outstanding in May 1998 and 1997 respectively
and 800,000 in September 1998                                                        8,000,000       2,500,000   8,000,000
Retained earnings - unappropriated                                                     247,775         221,969    (515,333)
Retained earnings - appropriated (note 9)                                              141,637         134,187     141,637
                                                                               ---------------  --------------  -----------
    Total shareholders' equity                                                       8,389,412       2,856,156   7,626,304
                                                                               ---------------  --------------  -----------
    Total liabilities and shareholders' equity                                      47,121,196      31,216,294  31,603,848
                                                                               ===============  ==============  ===========

        The accompanying notes are an integral part of these statements.

                                                     CENTENARY S.A.
                                                     --------------

                                                STATEMENTS OF OPERATIONS
                                                ------------------------
                                                  (Stated in US Dollars)


                                                            Years ended May 31,          Four months ended September 30,
                                                   ------------------------------------  -------------------------------
                                                         1998               1997               1998             1997
                                                   -----------------  -----------------  -----------------  ------------
                                                                                             (Unaudited)     (Unaudited)

Net sales                                               120,775,920        123,837,119         28,752,081    27,328,483

Cost of goods sold                                     (100,015,387)      (106,125,567)       (22,389,458)  (20,720,177)
                                                   -----------------  -----------------  -----------------  ------------
    Gross profit                                         20,760,533         17,711,552          6,362,623     6,608,306

Selling expenses                                        (17,200,360)       (14,941,381)        (4,896,813)   (3,888,779)

Administrative expenses                                  (3,157,727)        (2,072,909)        (1,842,775)     (974,951)
                                                   -----------------  -----------------  -----------------  ------------
    Operating income (loss)                                 402,446            697,262           (376,965)    1,744,576

Other income and expenses                                 1,293,648            340,588           (159,146)       46,321

Interest expense                                         (1,477,469)          (980,281)          (386,920)     (414,521)
                                                   -----------------  -----------------  -----------------  ------------

    Income (loss) before income taxes                       218,625             57,569           (923,031)    1,376,376

Income (taxes) benefit (note 10)                           (185,369)           (79,177)           159,923      (495,158)
                                                   -----------------  -----------------  -----------------  ------------

    Net income (loss)                                        33,256            (21,608)          (763,108)      881,218
                                                   =================  =================  =================  ============
    Earnings (loss) per share, basic and diluted
                                                                .11               (.09)              (.95)         3.52
                                                   =================  =================  =================  ============


        The accompanying notes are an integral part of these statements.

                                                 CENTENARY S.A.
                                                 --------------


                                       STATEMENT OF SHAREHOLDERS' EQUITY
                                       ---------------------------------

                                   FOR THE YEARS ENDED MAY 31, 1998 AND 1997
                                   -----------------------------------------

                              AND FOUR MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                              ----------------------------------------------------
                                             (Stated in US Dollars)




                                                 Common stock                   Retained earnings
                                           ------------------------  ------------------------------------------
                                                                  Unappropriated          Appropriated
                                                                     ----------  ------------------------------
                                              Shares       Amount                  Legal      Other      Total
                                           ------------  ----------              ---------  ----------  -------
Balance, May 31, 1996                           250,000   2,500,000    252,507      30,200      95,057  125,257

Net income                                            -           -    (21,608)          -           -        -
Appropriated retained earnings (note 9)               -           -     (8,930)      8,930           -    8,930
                                           ------------  ----------  ----------  ---------  ----------  -------
Balance, May 31, 1997                           250,000   2,500,000    221,969      39,130      95,057  134,187

Issuance of common stock                        550,000   5,500,000          -           -           -        -
Net income                                            -           -     33,256           -           -        -
Appropriated retained earnings (note 9)               -           -     (7,450)      7,450           -    7,450
                                           ------------  ----------  ----------  ---------  ----------  -------
Balance, May 31, 1998                           800,000   8,000,000    247,775      46,580      95,057  141,637

Net income for the period of four months
(unaudited)                                           -           -   (763,108)          -           -        -
                                           ------------  ----------  ----------  ---------  ----------  -------
Balance, September 30, 1998 (unaudited)         800,000   8,000,000   (515,333)     46,580      95,057  141,637
                                           ============  ==========  ==========  =========  ==========  =======


        The accompanying notes are an integral part of these statements.

                                                   CENTENARY S.A.
                                                   --------------


                                              STATEMENTS OF CASH FLOWS
                                              ------------------------
                                               (Stated in US Dollars)


                                                             Years ended May 31,       Four months ended September 30,
                                                      --------------------------------  ----------------------------
                                                           1998             1997             1998           1997
                                                      ---------------  ---------------  ---------------  -----------
                                                                                          (Unaudited)    (Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES
----------------------------------------------------

Net income (loss)                                             33,256          (21,608)        (763,108)     881,218
                                                      ---------------  ---------------  ---------------  -----------

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
----------------------------------------------------

Depreciation of fixed assets                                 174,767           60,692           47,342       45,672
Amortization of intangible assets                            422,129           18,974          140,710      140,801
Written-down of property held for sale                             -          211,233                -            -
                                                      ---------------  ---------------  ---------------  -----------
                                                             596,896          290,899          188,052      186,473
                                                      ---------------  ---------------  ---------------  -----------

CHANGES IN ASSETS AND LIABILITIES
----------------------------------------------------

Accounts receivables                                     (13,600,796)      (6,512,115)      15,427,554    5,652,618
Other receivable                                          (3,464,554)         187,304        1,029,560     (316,801)
Inventories                                                  271,797          646,303          101,200      (90,825)
Deferred tax asset (liability)                                62,197         (105,082)        (159,923)      69,657
Accounts payable                                          17,500,098       (4,344,365)     (11,726,765)  (4,000,022)
Accrued payroll and related expenses                          60,225            6,238          (28,856)      78,750
Taxes payable                                                126,676          327,964          (96,446)     285,027
Customers advances                                          (391,865)         684,813          714,093     (169,659)
Other liabilities                                             90,878          (60,772)         180,322       83,000
Related party payable                                     (4,479,049)       4,479,049                -   (4,479,049)
                                                      ---------------  ---------------  ---------------  -----------
                                                          (3,824,393)      (4,690,663)       5,440,739   (2,887,304)
                                                      ---------------  ---------------  ---------------  -----------

Net cash provided by (used in) operating activities       (3,194,241)      (4,421,372)       4,865,683   (1,819,613)
                                                      ---------------  ---------------  ---------------  -----------

INVESTING ACTIVITIES
----------------------------------------------------

Proceeds of sales of investments                                   -            9,662                -            -
Purchase of fixed assets                                  (2,948,144)      (1,090,610)        (243,948)    (702,641)
Proceeds of sale of fixed assets                             161,180                -                -            -
Increase of intangible assets                                 (1,891)      (2,103,440)               -          (70)
Proceeds of sale of property held for sale                   920,852                -          118,688            -
                                                      ---------------  ---------------  ---------------  -----------
Net cash provided by (used in) investing activities       (1,868,003)      (3,184,388)        (125,260)    (702,711)
                                                      ---------------  ---------------  ---------------  -----------

FINANCING ACTIVITIES
----------------------------------------------------

Net borrowings (repayments) under short term debt           (173,504)         330,738       (4,147,119)   1,378,734
Borrowings long term debt                                  1,638,187        5,000,000          350,531    1,294,547
Repayments long term debt                                          -         (488,095)               -            -
Advanced capital contribution                             (4,000,000)       4,000,000                -            -
Issuance of common stock                                   5,500,000                -                -            -
                                                      ---------------  ---------------  ---------------  -----------
Net cash provided (used in) financing activities           2,964,683        8,842,643       (3,796,588)   2,673,281
                                                      ---------------  ---------------  ---------------  -----------

NET INCREASE (DECREASE) IN CASH                           (2,097,561)       1,236,883          943,835      150,957
                                                      ---------------  ---------------  ---------------  -----------

CASH AT THE BEGINNING OF THE YEAR                          2,178,964          942,081           81,403    2,178,964
                                                      ---------------  ---------------  ---------------  -----------
CASH AT THE END OF THE YEAR                                   81,403        2,178,964        1,025,238    2,329,921
                                                      ===============  ===============  ===============  ===========
Supplemental cash flow information:

Cash paid for incomes taxes                                  116,151            5,015          163,863            -
Cash paid for interest                                     1,447,304          983,945          337,370      395,996
                                                      ---------------  ---------------  ---------------  -----------
                                                           1,563,455          988,960          501,233      395,996
                                                      ===============  ===============  ===============  ===========
Non cash transaction:

Transfer of properties to property held for sale             118,688          920,852                -            -
                                                      ===============  ===============  ===============  ===========


         The accompanying notes are an integral part of the statements.

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)



1.     Summary  of  significant  accounting  policies
       ----------------------------------------------

Business
--------

CENTENARY S.A. (the "Company"), is an Argentine Company which primarily trades commodities and agriproducts internationally. The primary commodities and agriproducts which the Company trades are wheat, corn, livestock, meal and poultry. The Company identifies and fulfulls the demand in foreign markets for agricultural, livestock and agroindustrial surplus of Mercosur (South American Common Market).

The Company also operates an Argentine ranch which is used for cattle breeding and for the development of an olive tree grove.

Basis  of  presentation
-----------------------

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

Allowance  for  doubtful  accounts
----------------------------------

Management provides an allowance for doubtful accounts when collection of accounts receivable is in doubt.

Inventories
-----------

Inventories include merchandise for sale at the lower of cost or market. The cost of inventories has been determined using the first-in first-out method.

Properties  held  for  sale
---------------------------

Properties, held for sale are carried at the lower of cost or estimated selling price less cost of disposal.

Property,  plant  and  equipment
--------------------------------

Property, plant and equipment are stated at cost. Breeding cattle are carried at purchase price or the lower of accumulated maintenance costs or market. Expenditures for betterments are capitalized. Costs of maintenance and repairs are expensed.

Depreciation is provided using the straight line method over the estimated useful lives of the related depreciable assets.

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)



Intangibles
-----------

Intangible assets consist of patents and trademarks carried at cost less accumulated amortization.

Amortization  is  provided  over  the  estimated  life  of  five  years.

The carrying value of intangibles is reviewed if facts and circumstances indicate that they may be impaired.
If this review indicates that the intangibles will not be recoverable, as determined based on undiscounted cash flows of the related product, the Company's carrying value will be reduced by the estimated shortfall of cash flows.

Revenue  recognition
--------------------

Revenue  is  recognized  when  the  product  is  shipped.

Income  taxes
-------------

The Company uses the liability method for accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences reverse. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Foreign  currency  translation
------------------------------

The financial statements are translated from pesos to US Dollars using an actual and average exchange rate of $ 1 = US$ 1 for the years presented. Beginning in the year ending May 31, 1998, substantially all trading transactions are denominated in US Dollars.

Earnings  per  share
--------------------

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Weighted average number of shares outstanding were 300,822 and 250,000 for 1998 and 1997 respectively.

Diluted earnings per share is equivalent to basic earnings per share because there are no potentially dilutive equivalents.

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)



Fair  value  of  financial  instruments
---------------------------------------

The carrying value of financial instruments approximates fair value. The Company's financial instruments are accounts receivable, accounts payable, short term debt and long term debt. The Company does not have any off-balance sheet financial instruments or derivatives.

Recent  accounting  pronouncements
----------------------------------

The Financial Accounting Standards Board (FASB) issued FASB No. 130, "Reporting Comprehensive Income" which is effective for years beginning after December 15, 1997. The new statement requires companies to report comprehensive income in their financial statements. The Company will provide the required disclosures beginning in its fiscal year ending May 31, 1999.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for all periods beginning after December 15, 1997. SFAS 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers. Management is currently evaluating the impact of the disclosure requirements of this statement.

Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)



2.     Other  receivables
       ------------------

                               Years ended May 31,      September 30,
                              --------------------------  ---------
                                  1998          1997        1998
                              ------------  ------------  ---------
                                                          (Unaudited)
Stockholders subscription        1,100,000             -  1,100,000
Related party (note 7)           1,024,992             -    693,478
Refundable tax credits             999,229       702,300    953,762
Notes receivable                   870,290             -          -
Credits with real guarantee        271,000             -          -
Advances to directors              254,397       193,400    456,015
Other receivables                  297,142       456,796    292,249
Guarantee deposits                       -             -    291,986
                              ------------  ------------  ---------
                                 4,817,050     1,352,496  3,787,490
                              ============  ============  =========


The stockholders subscription receivable in the amount of 1,100,000 for 110,000 shares was paid before December 31, 1998.


3.     Properties  held  for  sale
       ---------------------------

At May 31, 1998 the Florida Street office was held for sale. The office is carried at cost which does not exceed estimated net realizable value.

At May 31, 1997 the Marigold plant was held for sale. The property was written down by 211,233 to its estimated realizable value. The property was sold in the year ended May 31, 1998 for approximately 1,100,000.

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)



4.     Property,  plant  and  equipment
       --------------------------------

                                             Years ended May 31,    September 30,
                                          -------------------------  ----------
                             Estimated
                            useful life        1998         1997        1998
                           -------------  -------------  ----------  ----------
                                                                     (Unaudited)
Land, ranch                           -      1,992,000   1,992,000   1,992,000
Buildings, ranch               50 years        498,000     498,000     498,000
Buildings, office              50 years        699,000     171,164     699,000
Land improvements, ranch       50 years      1,187,714     363,618   1,335,000
Machinery                      50 years        778,988      43,318     840,799
Furniture and fixtures         10 years        410,881     344,910     419,376
Olive trees                    10 years        364,619           -     373,219
Breeding livestock                    -        299,385     259,792     297,576
Motor vehicles                        -         99,553      56,789      99,553
Growing cattle                  5 years         41,178      29,906      49,908
                           -------------  -------------  ----------  ----------
                                             6,371,318   3,759,497   6,604,431

Accumulated depreciation                      (235,960)   (117,648)   (272,467)
                           -------------  -------------  ----------  ----------
                                             6,135,358   3,641,849   6,331,964
                           =============  =============  ==========  ==========


5.     Intangible  assets
       ------------------


                              Years ended May 31,       September 30,
                           ----------------------------  ----------
                               1998           1997          1998
                           -------------  -------------  ----------
                                                         (Unaudited)
Patents and trade marks       2,111,831      2,109,940   2,111,831

Accumulated amortization       (442,403)       (20,274)   (583,113)
                           -------------  -------------  ----------
                              1,669,428      2,089,666   1,528,718
                           =============  =============  ==========

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)


6     Debt
      ----

                     Years ended May 31,     September 30,
                 --------------------------  -------------
                     1998          1997          1998
                 ------------  ------------  -------------
                                              (Unaudited)
Short term debt

Bank loans          2,120,000       456,000
Bank notes          1,389,050     4,806,300        400,000
Bank overdraft      2,103,288       523,542      1,065,219
                 ------------  ------------   ------------
                    5,612,338     5,785,842      1,465,219
                 ============  ============  =============


The Company has a bank loan of 2,120,000 for the financing of exports which is due June, 1998. The loan is collateralized by the ranch. The interest rate was 28.32% at May 31, 1998.

The Company has a bank notes of 1,389,050 for the financing of exports which is due August, 1998. The interest rate was LIBOR (London Interbank Offered Rate) (5.75% at May 31, 1998) plus 2%.

                                        Years ended May 31,      September 30,
                                    ---------------------------  -------------
                                        1998           1997          1998
                                    -------------  ------------  -------------
                                                                  (Unaudited)
Long term debt

Bank loans                             6,638,187      5,000,000     6,988,718
Less current maturities, including
in long term debt-current portion       (471,520)             -      (600,000)
                                    -------------  ------------  -------------
                                       6,166,667      5,000,000     6,388,718
                                    =============  ============  =============

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)



The Company has bank loans of 5,000,000 for the prefinancing of exports. The loan is collateralized by the ranch. The interest rate was LIBOR (London Interbank Offered Rate) (5.75% at May 31, 1998) plus 2%. Repayment of 3,000,000 is due in 45 monthly payments of 66,667 beginning January 1, 1999. Repayment of 2,000,000 is due at the Company's option at six months intervals until August, 2002.

The Company has a bank loan of 1,500,000 for financing the development of the olive grove. The loan is collateralized by the ranch. The interest rate was LIBOR (London Interbank Offered Rate ) (5.75 at May 31, 1998) plus 4.5%. Repayment of this loan is due in 24 semi-annual payments of 62,500 beginning December, 1999.

Maturities of long-term debt for the next five years at May 31, 1998, are as follows:

1999             471,520
2000             862,500
2001             925,000
2002             925,000
2003           2,391,667
Thereafter     1,062,500
            ------------
               6,638,187
            ============

7.     Related  party  payable
       -----------------------

The  pending  balances,  with  related  parties  Companies  are  as  follows:

                          Years ended May 31,  September 30,
                          ---------  ---------  -----------
                            1998       1997        1998
                          ---------  ---------  -----------
                                                (Unaudited)
-  Other receivables      1,024,992          -      693,478
                          =========  =========  ===========
-  Related party payable          -  4,479,049            -
                          =========  =========  ===========

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                              (stated in US Dollars)



The Company purchased 25,718,571 and 17,529,338 of products and services from affiliated companies, during 1998 and 1997. In addition, the Company provides certain administrative services and pays certain expenses for an affiliated company. The affiliated company reimbursed the Company for these costs totaling 204,140 and 272,000 during 1998 and 1997.


8.     Advanced  capital  contribution
       -------------------------------

As of May 31, 1997 certain shareholders contributed cash, which was converted to common stock in the year ended May 31, 1998, following authorization for the issuance of stock at the May 31, 1997 Shareholders Meeting.


9.     Appropriated  retained  earnings
       --------------------------------

According to the Argentina laws, 5% of the net earnings, calculated in accordance with generally accepted accounting principles in Argentina, for the year should be appropriated to increase the Legal Reserve up to 20% of common stock.

In previous years the shareholders designated 95,057 of retained earnings as a general reserve.

Appropriated  retained  earnings  are  not  available  for  dividends.

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)



10.     Income  taxes
        -------------

     The  components  of  income  tax  expenses  are  as  follows:

                                   Years ended May 31,   Four months ended September 30,
                                -------------------------  -------------------------
                                   1998          1997          1998         1997
                                -----------  ------------  ------------  -----------
                                                           (Unaudited)   (Unaudited)
Current

Federal                             123,172      184,259             -       425,451
State an local                            -            -             -             -
                                 ----------  -----------   -----------    ----------
Total income taxes current          123,172      184,259             -       425,451

Deferred tax expense (benefit)       62,197     (105,082)     (159,923)       69,707
                                -----------  -----------   -----------    ----------
Income tax provision (benefit)      185,369       79,177      (159,923)      495,158
                                ===========  ============  ============  ===========

The income tax provisions reconciled to the tax computed at the statutory Federal rate was:

                                Years ended May 31,  Four months ended September 30,
                               ---------------------  ------------------------
                                 1998        1997        1998         1997
                               ---------  ----------  -----------  -----------
                                                      (Unaudited)  (Unaudited)
Tax at statutory rate                33%         33%        (35%)          33%

Amortization of trademarks         63.7%       10.8%         6.7%         3.9%
Other not deductible expenses         -        93.7%          11%
Other deductions                 (11.9%)          -            -          (1%)
                               ---------  ----------  -----------  -----------
                                   84.8%      137.5%      (17.3%)        35.9%

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                             (stated in US Dollars)



Significant components of the Company's deferred tax assets at May 31, 1998 and
                             1997 are us follows:

                                      Years ended May 31,  September 30,
                                    ----------------------  -----------
                                       1998        1997        1998
                                    ----------  ----------  -----------
                                                            (Unaudited)
Deferred tax assets due to:

Net operating loss carry-over                -           -      157,127
Property held for sale, write-down           -      69,707            -
Allowance for doubtful accounts         46,147      38,637       48,943
                                    ----------  ----------  -----------
                                        46,147     108,344      206,070
                                    ==========  ==========  ===========

     The  net  operating  loss  of  157,127  expires  in  2,003.


11.     Segment  information
        --------------------

The Company's operations involve, basically, a single industry segment, trading commodities and agriproducts internationally. In the future when the olive grove has been developed there will be an additional segment. The geographic areas in which the Company operates are Argentina, Pacific, Mercosur, Mediterranean, Russia and ex - Soviet, China and Far East, Africa, Arab Countries, Caribbean and Europe. Net sales by geographical area were as follows:

                                 CENTENARY S.A.
                                 --------------


                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------

                  FOR THE YEARS ENDED OF MAY 31, 1998 AND 1997
                  --------------------------------------------

          AND FOUR MONTHS ENDED SEPTEMBER 30,1998 AND 1997 (UNAUDITED)
          ------------------------------------------------------------
                              (stated in US Dollars)

                                 Years ended May 31,
                         --------------------------------
                              1998             1997
                         ---------------  ---------------
Pacific                       54,010,000       33,607,240
Caribbean                     28,662,512       46,935,627
Russia and ex - Soviet        14,272,000       12,897,581
Arab Countries                 6,940,000                -
Africa                         5,720,000        3,022,995
Mediterranean Countries        4,390,000        2,504,250
Argentina                      3,955.000       12,115,715
China and Far East             2,479,146        8,334,187
Mercosur                         176,687        3,176,565
Europe                           170,575          837,883
Other destinations                     -          405,076
                         ---------------  ---------------
                             120,775,920      123,837,119
                         ===============  ===============


The  Company  has  not  identificable  assets in other countries than Argentina.


12.     Argentine  financial  statements
        --------------------------------

The Company also prepares its financial statements in accordance with Argentine generally accepted accounting principles. Those principles differ from U.S. accounting principles in certain respects. The primary difference in the case of the Company is that Argentine principles allow for the revaluation of fixed assets to their appraisal value. Consequently, the Argentine financial statements as of May 31, 1998 reflect fixed assets and equity $ 13,466,273 higher than on the U.S. statements. Equity is reflected at approximately $ 22 million on those statements.

                          CENTENARY INTERNATIONAL CORP.
                          -----------------------------


          INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
          ------------------------------------------------------------

                                    UNAUDITED
                                    ---------




The Pro Forma Combined Balance Sheet as of September 30, 1998 and the Pro Forma Combined Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997, present the results of continuing operations of Centenary International Corp. (formerly R&R Resources Inc.) and Centenary S.A. at historical cost. The merger of Centenary International Corp. and Centenary S.A. can be described as a reverse acquisition where Centenary International Corp. (a non-operating public shell company at the merger date) acquired Centenary S.A.

The merger has been accounted for as a recapitalization and all assets and liabilities of Centenary S.A. are recognized at historical cost. All future presentations of the registrant's results of operations for the periods prior to the November 12, 1998 merger, will be combined results of Centenary International Corp. and Centenary S.A.

Centenary International Corp. will continue with the annual reporting period of December 31.

These statements include all material adjustments necessary to present the pro forma historical results of the above described transactions. The Pro Forma Information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transaction had been consummated on the dates indicated. In addition, the Pro Forma Financial Information does not purport to be indicative of the financial position or results of operation that may be obtained in the future.

The Pro Forma Financial Information has been prepared by the Registrant and all calculations have been made by the Registrant based on assumptions deemed appropriated by the Registrant. Certain of these assumptions have been set forth under the notes to Pro Forma Combined Financial Information.

The Pro Forma Financial Information should be read in conjunction with the Registrant's historical financial statements and notes thereto and the related historical financial statements and notes thereto for the acquired company.

                                                        CENTENARY S.A.
                                                        --------------


                                               PROFORMA COMBINED BALANCE SHEETS
                                               --------------------------------

                                                   AS OF SEPTEMBER 30, 1998
                                                   ------------------------
                                                    (Stated in US Dollars)

                                                          UNAUDITED
                                                          ---------


                                                                                                               Proforma as
                                                R&R Resources Inc.   Centenary S.A.   Proforma adjustments       adjusted
                                                -------------------  ---------------  ---------------------  ----------------

ASSETS
----------------------------------------------

CURRENT ASSETS
----------------------------------------------

Cash                                                        32,405        1,025,238            (1) (32,405)        1,025,238
Accounts receivables                                         1,600       18,724,368           (1)   (1,600)       18,724,368
Other receivables                                                -        3,787,490                      -         3,787,490
Deferred tax asset                                               -          206,070                      -           206,070
                                                -------------------  ---------------  ---------------------  ----------------
    Total current assets                                    34,005       23,743,166                (34,005)       23,743,166
                                                -------------------  ---------------  ---------------------  ----------------

Other assets                                            49,050,412                -        (2) (49,050,412)                -
Property, plant and equipment                              287,500        6,331,964      (2)      (287,500)        6,331,964
Intangible assets                                                -        1,528,718                      -         1,528,718
                                                -------------------  ---------------  ---------------------  ----------------
                                                        49,337,912        7,860,682            (49,337,912)        7,860,682
                                                -------------------  ---------------  ---------------------  ----------------
    Total assets                                        49,371,917       31,603,848            (49,371,917)       31,603,848
                                                ===================  ===============  =====================  ================

LIABILITIES
----------------------------------------------

CURRENT LIABILITIES
----------------------------------------------

Accounts payable                                            64,966        7,724,578            (1) (64,966)        7,724,578
Short term debt                                                  -        1,465,219                      -         1,465,219
Long term debt-current portion                                   -          600,000                      -           600,000
Accrued payroll and related expenses                             -           45,827                      -            45,827
Taxes payable                                                    -          438,882                      -           438,882
Customers advances                                               -        1,007,041                      -         1,007,041
Other liabilities                                                -          451,200                      -           451,200
                                                -------------------  ---------------  ---------------------  ----------------
    Total current liabilities                               64,966       11,732,747                (64,966)       11,732,747
                                                -------------------  ---------------  ---------------------  ----------------
Accounts payable long term                                       -        5,822,930                      -         5,822,930
Long term debt                                                   -        6,388,718                      -         6,388,718
Taxes payable                                                    -           33,149                      -            33,149
                                                -------------------  ---------------  ---------------------  ----------------
    Total non-current liabilities                                -       12,244,797                      -        12,244,797
                                                -------------------  ---------------  ---------------------  ----------------
    Total liabilities                                       64,966       23,977,544                (64,966)       23,977,544
                                                -------------------  ---------------  ---------------------  ----------------

SHAREHOLDERS' EQUITY
----------------------------------------------

Common Stock, $001, par value, authorized
50,000,000 shares, issued and outstanding at
September 30, 1998, 18,963,410                               9,155                              (2) (3,185)
                                                                                                (2) (2,060)
                                                                                               (1)  15,053            18,963
                                                                                      ---------------------

Paid in capital                                         49,357,003                         (2) (20,696,898)
                                                                                           (2) (28,640,191)
                                                                                         (1)     8,000,000
                                                                                         (1)       (38,877)        7,981,037
                                                                                      ---------------------

Deficit accumulated                                        (59,207)               -             (1) 59,207                 -

Common stock, $10, par value authorized
800,000 shares, issued and outstanding at
September 30, 1998                                               -        8,000,000         (1) (8,000,000)                -

Deficit accumulated                                              -         (373,696)                     -          (373,696)
                                                -------------------  ---------------  ---------------------  ----------------
    Total shareholders' equity                          49,306,951        7,626,304            (49,306,951)        7,626,304
                                                -------------------  ---------------  ---------------------  ----------------
    Total liabilities and shareholders' equity          49,371,917       31,603,848            (49,371,917)       31,603,848
                                                ===================  ===============  =====================  ================

        The accompanying notes are an integral part of these statements.

                                                         CENTENARY S.A.
                                                         --------------


                                            PROFORMA COMBINED STATEMENT OF OPERATIONS
                                            -----------------------------------------

                                     FOR THE PERIOD OF NINE MONTHS ENDED SEPTEMBER 30, 1998
                                     ------------------------------------------------------
                                                     (Stated in US Dollars)

                                                            UNAUDITED
                                                            ---------


                                                                                                                   Proforma as
                                                    R&R Resources Inc.    Centenary S.A.   Proforma adjustments     adjusted
                                                    -------------------  ----------------  --------------------  ---------------
Net sales                                                       45,698        99,304,358                      -      99,350,056

Cost of goods sold                                                   -       (78,815,963)                     -     (78,815,963)
                                                    -------------------  ----------------  --------------------  ---------------
    Gross profit                                                45,698        20,488,395                      -      20,534,093

Oil gas expenses                                               (32,825)                -                      -         (32,825)

Selling expenses                                                     -       (14,801,257)                     -     (14,801,257)

Administrative expenses                                        (59,492)       (3,222,920)                     -      (3,282,412)
                                                    -------------------  ----------------  --------------------  ---------------
    Operating income (loss)                                    (46,619)        2,464,218                      -       2,417,599

Other income and expenses (net)                                      -          (237,837)                     -        (237,837)

Interest expense                                                     -        (1,003,594)                     -      (1,003,594)
                                                    -------------------  ----------------  --------------------  ---------------
    Income (loss) before income taxes                          (46,619)        1,222,787                      -       1,176,168

Income taxes                                                         -           (77,237)                     -         (77,237)
                                                    -------------------  ----------------  --------------------  ---------------
    Net income (loss)                                          (46.619)        1,145,550                      -       1,098,931
                                                    ===================  ================  ====================  ===============

    Earnings (loss)  per share, basic and diluted                (.005)                                                     .06
                                                    ===================                                          ===============

    Weighted average number of shares
    outstanding                                              9,155,230                                               18,963,000
                                                    ===================                                          ===============


        The accompanying notes are an integral part of these statements.

                                                          CENTENARY S.A.
                                                          --------------


                                            PROFORMA COMBINED STATEMENT OF OPERATIONS
                                            -----------------------------------------

                                               FOR THE YEAR ENDED DECEMBER 31, 1997
                                               ------------------------------------
                                                      (Stated in US Dollars)

                                                            UNAUDITED
                                                            ---------



                                                                                                                   Proforma as
                                                    R&R Resources Inc.    Centenary S.A.   Proforma adjustments      adjusted
                                                    -------------------  ----------------  --------------------  ----------------
Net sales                                                            -       105,857,354                      -      105,857,354
                                                                                                              -
Cost of goods sold                                                   -       (88,860,220)                     -      (88,860,220)
                                                    -------------------  ----------------  --------------------  ----------------
    Gross profit                                                     -        16,997,134                      -       16,997,134

Selling expenses                                                     -       (14,401,745)                     -      (14,401,745)

Administrative expenses                                        (12,588)       (3,028,011)                     -       (3,040,599)
                                                    -------------------  ----------------  --------------------  ----------------
    Operating income (loss)                                    (12,588)         (432,622)                     -         (445,210)

Other income and expenses (net)                                      -         1,378,777                      -        1,378,777

Interest expense                                                     -          (649,411)                     -         (649,411)
                                                            ----------   ---------------             ----------  ---------------
    Income (loss) before income taxes                          (12,588)          296,744                      -          284,156

Income taxes                                                         -          (141,122)                     -         (141,122)
                                                    -------------------  ----------------  --------------------  ----------------
    Net income (loss)                                          (12,588)          155,622                      -          143,034
                                                    ===================  ================  ====================  ================

   Earnings  (loss)  per share, basic and diluted                  .00                                                      .008
                                                    ===================                                          ================

    Weighted average number of shares
    outstanding                                              7,095,230                                                18,963,000
                                                    ===================                                          ================


        The accompanying notes are an integral part of these statements.
                                      - 5 -


                           CENTENARY INTERNATION CORP.
                           ---------------------------


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
              -----------------------------------------------------
                             (Stated in US Dollars)

                                    UNAUDITED
                                    ---------


The Pro Forma Consolidated Balance Sheet as of September 30, 1998 and the Pro Forma Combined Statements of Income for the nine months ended September 30, 1998 and for the year ended December 31, 1997, are derived from the historical balance sheets and statements of income of R&R Resources Inc. (now known as Centenary International Corp.) and Centenary S.A. that are contained in this Form. 8-K/A. The Pro Forma Financial Information reflects adjustments to record the effect of the November 12, 1998 "reverse acquisition" of Centenary S.A. by Centenary International Corp. This transaction is recorded as a reverse acquisition whereby the "reverse acquisition" of Centenary S.A. by Centenary International Corp. (a non-operating public shell company at the merger date) is treated as a recapitalization and all assets and liabilities of Centenary S.A. are recognised at historical cost.

The Pro Forma Information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transaction had been consummated on the dates indicated. In addition, the Pro Forma Financial Information does not purport to be indicative of the financial position or results of operations that may be obtained in the future.

The Pro Forma Financial Information should be read in conjunction with the Registrant's historical financial statements and notes thereto and the related historical financial statements and notes thereto for the acquired company.

The footnotes depicted on the Pro Forma Combined Financial Information are described below:

1. Common stock and Paid in Capital, was adjusted to reflect the pro forma effects of the issuance of 15,053,500 shares of the Company's common stock in exchange for 800,000 shares of Centenary S.A. The recapitalization adjustment is required to reflect the pro forma capital structure.

2. Common stock, Paid in Capital and Other Assets were adjusted to reflect the "Pilares Rescission Agreement" and the "Gassiot Rescission Agreement" which were entered into on November 12, 1998, the date of the merger. Pursuant to the "Pilares Rescission Agreement" the Company rescinded its prior Acquisition
Agreement and Assignment with Pilares Oil & Gas, Inc. As a result, Pilares tendered 3,185,230 shares of R&R Resources, Inc. common stock. In exchange R&R Resources, Inc. Tendered 300,000 shares of Pain Rock stock to Pilares Oil & Gas. The effect on R&R Resources, Inc. s Balance Sheet is reduce oil and gas properties included in Other Assets by 20,700,083 and Common Stock by 3,185 and Paid in Capital by 20,696,898. Pursuant to the "Gassiot Rescission Agreement" the Company rescinded its prior Acquisition Agreement and assignment with Jimmy
M. Gassiot. As a result, Gassiot tendered 2,060,000 shares of R&R Resources, Inc. common stock. In exchange R&R Resources, Inc. tendered 50 shares of Subsurface stock to Gassiot. The effect is to reduce oil and gas properties included in Other Assets by 28,359,173, Fixed assets by 287,500, Common stock by 2,060 and Paid in Capital by 28,640,191.

3. The pro forma earnings per share calculation is based on the pro forma weighted average shares outstanding at September 30, 1998 and December 31, 1997 assuming the merger transaction (and the associated stock issuances) occurred at the beginning of the fiscal year presented.